Ontacad, Inc.

Ontacad is a global health-tech startup that converts medical and scientific software and instrument user guides to video tutorials. Through its patent-pending technology, Ontacad is designed to help medical and scientific software and equipment providers save time and money by reducing customer acq


OUR
VALUE

Invest

$99.72 minimum investment

Deadline March 1, 2021
in 2 months

Share Price
$2.77

Total Raised
$0

Valuation
$2,493,000

4(a)(6) offering provided by Netcapital Funding Portal, Inc. Security transfer functionality provided by Netcapital Systems LLC.

INTRODUCTION

Ontacad is a global health-tech startup that converts medical and scientific software and instrument user guides to video tutorials. Through its patent-pending technology, Ontacad is designed to help medical and scientific software and equipment providers save time and money by reducing customer acquisition,increasing customer lifetime value, and boosting revenues. Ontacad is an innovative female co-founded business that provides opportunities for impact investment.

DEAL HIGHLIGHTS

We have:

- Patent-pending technology
- An early-mover-advantage
- 150 registered
- 5 established strategic partnerships

We believe companies will find our product desirable. Ontacad has developed the beta product and five scientific software providers want to place their products on our marketplace. Ontacad has 150 registered users at present who are using our marketplace solution. If we achieve our vision, we believe Ontacad has the potential to become a highly valuable healthcare technology startup.

PROBLEM

International scientific and medical instruments and software providers spend millions of dollars to print user guides and manuals that include thousands of pages for their products. Scientific and medical instrument and software documentation (user guides and manuals) suffer from several potential problems:

- Expensive
- Time-consuming
- High documentation cost
- Hard to read
- Vague
- Complex
- Outdated

Scientific and medical software training has a number of potential problems:

- Expensive, scientific software training costs thousands of dollars per user
- Online course platforms provide low content
- Limited access to scientific software courses in one marketplace

Problem


Problem
ONTACAD
User guides for medical software and equipment are expensive, time-consuming and ineffective.
Scientific/medical software providers spend too much time/money on after-sales service.
Medical Equipment and Software Providers
After-Sales Service
Fast Support
User Training
Knowledge Queries

SOLUTION

Ontacad offers a Software as a Service (SaaS) for scientific and medical instruments and software providers:

- Scientific and medical instrument and software user guides are converted to video tutorials.
- Ontacad provides online shopping , online training, and prompt support for its customers, anytime and anywhere.

Solution


Solution
ONTACAD
Ontacad is the first SaaS for medical software and equipment providers
to offer online shopping, online training, and fast support
to convert the user guides for equipment to video tutorials
Reduce Cost
Save Time
Improve Performance
Increase Revenue

Product


Product
ONTACAD
Drug Discovery Made Easy for Everyone
MOE
ACD/ChemSketch
How It Works?
Scientific software providers will offer their
products
training materials
fast support
to help their customers be satisfied and more productive

BUSINESS MODEL

Ontacad uses a monthly subscription model to generate revenue. Scientific and medical software and equipment providers will pay $39, $79 per month for SaaS software, training, and prompt support.

Business model


Business Model
ONTACAD
Monthly subscription services positioned initially for small business (2-10 employees)
$39/mo.
Basic Plan
$79/mo.
Premium Plan
$37 M
Basic features for building scientific software stores
Advanced features for scaling scientific software businesses.
Revenue 2021-2023

MARKET


Market Size (Worldwide)
ONTACAD
$550 Billion
$180 Billion
$20 Billion
Global Scientific/Medical Instruments and Software Market Size 2020
Scientific/Medical Instruments and Software in the US Market Size 2020
Scientific Instruments and Software Market in the US Market Size 2020
Total Market
Total Available Market
Total Addressable Market
The global SaaS market expected to grow at a CAGR of over 22% during the forecast period (2020-2027). (source Technavio, ResearchAndMarkets)

Market

Competition


Competition
ONTACAD
edX
Linked in Learning
Udemy
coursera
ONTACAD
Online Learning Platforms
Medical Equipment Marketplace
G2
LuxshopSoft
Medical EXPO
amazon
scientist
LABX MEDIA GROUP
Software Marketplace

Ontacad has a significant an opportunity to disrupt a $550 billion market and expand services to target scientific and medical instruments and software, in the US during the next two years.

Competitive advantages


Competitive Advantages
ONTACAD
First to The market
For first SaaS for scientific software providers
Strong Intellectual Property
Ontacad technology has been protected under "U.S patent pending"
Strong Team
Our team has complementary skills and experience to lead our startup innovation
ONTACAD
Design & Brand
A memorable name to gain share of mind
Time Reduction
Through Ontacad, users can access scientific tools 3x faster than any other solutions
Ease of Use
Simple and friendly customer interface

PROGRESS

- Our technology is protected under "US patent pending".
- Strong tech and customer pipeline 150 registered users and highly favourable customer feedback.
- Our team has a strategic partnership with 5 companies.

TEAM

Our team has healthcare and startup experience to lead innovative technology. We have worked on international projects in collaboration with organizations, such as the WHO and University Lille2 – France. We have worked as researchers at top healthcare and research organizations,such as the Egyptian Drug Authority that's similar to the FDA. Medhat met Hanady during their postgraduate studies six years ago. We have established our private UK-based startup.Skillsuper is a platform to help academics and researchers learn all essential digital transformation skills.





Medhat Ahmed

CEO and Co-Founder

Data Scientist & Graphic Designer & Young Researcher, Chemistry, Assiut University.

Medhat is a Co-founder of Skillsuper®, the world's first all-in-one platform to develop future researchers and inventors at all levels. Previous healthcare experience at many national and international healthcare and research institutions such as Lille University-France. Serial entrepreneur. Recognized by media outlets including Digital Journal and D Magazine.

Hanady Elgamal

COO and Co-Founder

A Younger Researcher & Sales Specialist & Web Developer, Chemistry-Zoology, Helwan University.

Experienced Quality Control Auditor with a demonstrated history of working in the pharmaceutical industries and projects such WHO and EDA (like FDA in the USA). Hanady is a Co-founder of Skillsuper®, the world's first all-in-one platform to develop future researchers and inventors at all levels. Skilled in Microsoft Office, Web Development, Python, Sales, Soft Skills, Biotechnology, Management, scientific and medical instruments, and Healthcare.

ADVISORS AND INVESTORS

Derek Van Vliet
ALTS Capital Director

USE OF PROCEEDS

If the offering's maximum amount of $100,003 is raised:

Use	Value	% of Proceeds
Sales and Marketing	$76,000	76.0%
General and Administration	$19,103	19.1%
Intermediary fees	$4,900	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Ontacad, Inc.. This offering must raise at least $10,000 by March 1, 2021 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Ontacad, Inc. may issue additional securities to raise up to $100,003, the offering's *maximum*.

$0 raised

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

936,102 shares
× $2.77 per share

$2,593,003 implied valuation

PITCH DECK


ONTACAD
Ontacad Pitch Deck
#1 Scientific Software Hub
Open
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FINANCIALS

- Income statement
- Balance sheet
- Cash flow statement
- Change in equity statement
- Executive certification

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

- Latest offering statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
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- LinkedIn
- Twitter

UPDATES

Dec 29, 2020 • Primary offering of 36,102 shares at $2.77

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